Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Makeup.com Limited (the “registrant”) on Form 10-Q/A for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Munjit Johal, Chief Financial Officer of the Company and a member of the Board of Directors, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report on Form 10-Q/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Munjit Johal
Munjit Johal
Chief Financial Officer
Makeup.com Limited

Date: November 19, 2008